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                                                                 EXHIBIT 23.9


                      INDEPENDENT AUDITOR'S CONSENT
                      -----------------------------


The Board of Directors
Medi-Plast International, Inc.

I consent to the use of my report incorporated by reference in the proxy statement/prospectus of Microtek Medical, Inc. and Isolyser Company, Inc. and to the reference to my firm under the heading "Experts" in the proxy statement/prospectus.


                                                         Olin J. Harrell, CPA

Atlanta, Georgia
May 21, 1996